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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                           July 8, 1999 (July 8, 1999)

                            TIAA REAL ESTATE ACCOUNT
             (Exact name of registrant as specified in its charter)

      New York                    33-92990,               Not Applicable
      (State or other          333-13477 and              (IRS Employer
      Jurisdiction of             333-22809               Identification No.)
      incorporation)       (Commission File Nos.)

      c/o Teachers Insurance and Annuity
      Association of America
      730 Third Avenue
      New York, New York                                              10017-3206
      (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (212) 490-9000

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ITEM 5.  OTHER EVENTS.

     The TIAA Real Estate Account (the "Account") has recently acquired an additional property for its portfolio, as described below.

     On July 8, 1999, the Account purchased a 50-story office building located at 780 Third Avenue in New York, New York (midtown Manhattan), for a purchase price of approximately $161,000,000. The property is not subject to a mortgage.

     780 Third Avenue was built in 1984, and contains approximately 487,501 rentable square feet. It features a polished granite exterior and attractive plaza area. The building is approximately 94% leased to various tenants, with rents averaging $42 per square foot. Recently signed leases at the property have commanded significantly higher rents, reflecting the strong real estate market in midtown Manhattan. No tenant occupies more than 4% of building space. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants.

     As of the date of this report, the acquisition represented approximately 11% of the Account's total net assets and just over 15% of its real estate assets.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               TIAA REAL ESTATE ACCOUNT

                               By:  TEACHERS INSURANCE AND ANNUITY
                                    ASSOCIATION OF AMERICA

Date: July 8, 1999             By:  /s/ Lisa Snow
                                    --------------------------------
                                   Lisa Snow,
                                   Vice President and Chief Counsel,
                                   Corporate Law
                                   (Authorized Signatory)


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